Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Partners of CubeSmart, L.P. and the Board of Trustees of CubeSmart:

We consent to the incorporation by reference in the registration statement (No. 333‑236886) on Form S-3 of CubeSmart and CubeSmart, L.P. and (Nos. 333-211787, 333-167623, 333-143126, 333-143125, 333-143124, 333-119987 and 333-216768) on Form S-8 of CubeSmart of our reports dated February 25, 2022, with respect to the consolidated balance sheets of CubeSmart, L.P. as of December 31, 2021 and 2020, the related consolidated statements of operations, comprehensive income (loss), capital, and cash flows for each of the years in the three-year period ended December 31, 2021, and the related notes and financial statement schedule III (collectively, the Consolidated Financial Statements), and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

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/s/ KPMG LLP

Philadelphia, Pennsylvania
February 25, 2022